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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Chase Brass Industries, Inc. on Form S-8 (File No. 33-87278) of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of Chase Brass Industries, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K.



 /s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
March 27, 1997